                                                                       EXHIBIT 1

                                VOTING AGREEMENT

      This Voting Agreement (this "Agreement") is made and entered into as of September 22, 2005, by and between the MALCOLM GLAZER FAMILY LIMITED PARTNERSHIP, a Nevada limited partnership (the "Selling Stockholder"), and WLR RECOVERY FUND III, L.P., a Delaware limited partnership ("Purchaser"). Capitalized terms used herein and not otherwise defined have the meaning given thereto in Section 6 below.

                                    RECITALS

      WHEREAS, Purchaser and Zapata Corporation, a Nevada corporation ("Zapata"), have entered into a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), which provides for the sale by Zapata to Purchaser of all of the shares (the "Safety Components Shares") of capital stock of Safety Components International, Inc. ("Safety Components") beneficially owned by Zapata, subject to the terms and conditions set forth in the Purchase Agreement.

      WHEREAS, the Selling Stockholder is the sole beneficial owner of 10,073,112 shares of Zapata common stock, which constitutes 51.9% of the outstanding shares of Zapata common stock;

      WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, the Selling Stockholder (in its capacity as such) agrees, on the terms and conditions hereof, to vote or gives its consent with respect to its Zapata Shares as provided herein;

      NOW, THEREFORE, intending to be legally bound, the Selling Stockholder agrees in favor of Purchaser as follows:

      1. SELLING STOCKHOLDER'S AGREEMENT TO VOTE SHARES. At any and every meeting of the stockholders of Zapata called, and at any and every adjournment or postponement thereof, Selling Stockholder (in its capacity as such) shall vote, and at all times it shall give its consent with respect to, all of the Zapata Shares in favor of the sale of the Safety Components Shares by Zapata to Purchaser pursuant to the Purchase Agreement and any action in furtherance thereof and against approval of any action, agreement or proposal made in opposition to, or in competition therewith.

      2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. Selling Stockholder is the beneficial owner of the Zapata Shares indicated in the Recitals above, and has full power and authority to make, enter into and carry out the terms of this Agreement. Selling Stockholder holds exclusive power to vote the Zapata Shares. The execution and delivery of this Agreement by Selling Stockholder and the consummation by Selling Stockholder of the transactions contemplated hereby have been duly authorized by all necessary parternship or other action on the part of Selling Stockholder. This Agreement has been duly executed and delivered by Selling Stockholder, and, assuming the due authorization, execution and delivery by Purchaser, constitutes the legal, valid and binding obligation of Selling Stockholder, enforceable against Stockholder in accordance with its terms.

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      3. TRANSFER OF ZAPATA SHARES.

            (a) Transferee of Zapata Shares to be Bound by this Agreement. Selling Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Selling Stockholder shall not cause or permit any Transfer of any of the Zapata Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement; and
(b) agreed in writing to hold such Zapata Shares (or interest in such Zapata Shares) subject to all of the terms and provisions of this Agreement.

            (b) Transfer of Voting Rights. Selling Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Selling Stockholder shall not deposit (or permit the deposit of) any Zapata Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Selling Stockholder under this Agreement with respect to any of the Zapata Shares.

      4. IRREVOCABLE PROXY. Contemporaneously with the execution of this Agreement, Selling Stockholder will deliver to Purchaser a proxy with respect to the Zapata Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the fullest extent permitted by applicable law (the "Proxy"), except that the Proxy shall be automatically revoked upon termination of this Agreement in accordance with its terms.

      5. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

      6. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this
Agreement:

            (a) "Expiration Date" shall mean the date on which the Purchase Agreement terminates in accordance with its terms.

            (b) "Zapata Common Stock" shall mean the common stock of Zapata.

            (c) "Zapata Shares" shall mean: (i) all securities of Zapata (including all shares of Zapata common stock and all options, warrants and other rights to acquire shares of Zapata common stock) beneficially owned by Selling Stockholder as of the date of this Agreement; and (ii) all additional securities of Zapata (including all additional shares of Zapata common stock and all additional options, warrants and other rights to acquire shares of Zapata common stock) in which Selling Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Expiration Date.

            (d) "Transfer" means, with respect to any security held by a Person, if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

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      7. MISCELLANEOUS.

            (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (b) Binding Effect and Assignment . This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

            (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (d) Specific Performance; Injunctive Relief. Selling Stockholder acknowledges that Purchaser shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Selling Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity, without the posting of any bond.

            (e) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                      If to Purchaser:
                                           WLR Recovery Fund III, L.P.
                                           600 Lexington Avenue
                                           New York, New York 10022
                                           Attention: David H. Storper
                                           Facsimile Number:  (212) 639-1660

                      Copy to Counsel:     Jones Day
                                           222 East 41 Street
                                           New York, New York  10017
                                           Attention:  Robert A. Profusek, Esq.
                                           Facsimile Number:  (212) 755-7306

                      If to Selling        c/o Zapata Corporation.
                      Stockholder:         100 Meridian Centre, Suite 350
                                           Rochester, New York 14618
                                           Attention: Vice President-Finance

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                                           Facsimile Number: (585) 242-8677

                      With a copy to:

                                           Woods Oviatt Gilman LLP
                                           2 State Street
                                           700 Crossroads Building
                                           Rochester, New York 14614
                                           Attention: Gordon E. Forth, Esq.
                                           Facsimile Number: (585) 987-2901

            (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, except as to matters governed by the internal corporation Laws of the State of Nevada.

            (g) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

            (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                        [Signature follow on next page]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                               MALCOLM GLAZER FAMILY LIMITED
                                               PARTNERSHIP

                                               MIG, INC., a general partner

                                               By: /s/ Malcolm I. Glazer
                                                   -----------------------------
                                               Name:  Malcolm I. Glazer
                                               Title: President

                                               WLR RECOVERY FUND III, L.P.

                                               By: WLR RECOVERY ASSOCIATES, III
                                               LLC, its General Partner

                                               By: /s/ David H. Storper
                                                   -----------------------------
                                               Name:  David H. Storper
                                               Title: Principal Member

                                                                       Exhibit 1
                                IRREVOCABLE PROXY

      The undersigned stockholder (the "Selling Stockholder") of Zapata Corporation, a Nevada corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes those officers of WLR Recovery Fund III, L.P., a Delaware limited partnership (the "Purchaser"), designated by the Purchaser in writing and each of them (collectively, the "Proxyholders"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to the Zapata Shares, as such term is defined in the Voting Agreement, dated as of September_____, 2005, between the Purchaser and the Selling Stockholder (the "Voting Agreement").

      The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Zapata. Shares at any time at any and every meeting called, and in any action taken by the written consent of the stockholders of the Company without a meeting, in favor of the sale of the Safety Components Shares by Zapata to Purchaser pursuant to the Stock Purchase Agreement, dated as of September______, 2005, between the Purchaser and the Company, and any action in furtherance thereof and against approval of any action, agreement or proposal made in opposition to, or in competition therewith.

      The Proxyholders may not exercise this proxy on any other matter. The Selling Stockholder may vote the Zapata Shares on all such other matters. The proxy granted by the Selling Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Selling Stockholder set forth in Section 4 of the Voting Agreement.

      This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Selling Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the stockholders of the Company.

      This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency or liquidation of the undersigned and will be binding upon the successors and assigns of the undersigned (including any transferee of any of the Zapata Shares).

Dated: September______, 2005

                               MALCOLM GLAZER FAMILY LIMITED PARTNERSHIP

                               MIG, INC., a general partner

                               By: /s/
                                   -------------------------------------
                               Name:
                               Title:

                           AMENDMENT NO. 1 AND JOINDER

      This AMENDMENT NO. 1 AND JOINDER, dated as of September 26, 2005 (this "Amendment"), by and among WLR RECOVERY FUND II, L.P., a Delaware limited partnership (the "Fund II"), WLR RECOVERY FUND III, L.P., a Delaware limited partnership (the "Fund III"), and MALCOLM GLAZER FAMILY LIMITED PARTNERSHIP, a Nevada limited partnership (the "MGFLP"), to the Voting Agreement, dated as of September 22, 2005 (the "Voting Agreement"), by and between MGFLP and Fund III.

                                   WITNESSETH:

      WHEREAS, (i) Fund III and the Selling Stockholder have executed and delivered the Stock Purchase Agreement, dated as of September 23, 2005 (the "Stock Purchase Agreement"), (ii) MGFLP and Fund III have executed and delivered the Voting Agreement, and (iii) MGFLP has executed and delivered the Proxy in favor of Fund III;

      WHEREAS, Fund III has advised MGFLP that it is required under applicable agreements to permit Fund II to participate in the purchase of the Purchased Shares (as defined in the Stock Purchase Agreement);

      WHEREAS, Section 7(c) of the Voting Agreement provides that the Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties thereto;

      WHEREAS, MGFLP and Fund III have agreed to amend the Voting Agreement to provide that Fund II shall become a party thereto, as provided in this Amendment;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

      1. Definitions. Capitalized terms used herein without definition are used as defined in the Voting Agreement, unless otherwise indicated herein.

      2. Amendments to Voting Agreement.

            (a) The Voting Agreement is hereby amended to change the date of such agreement to September 23, 2005 from September 22, 2005.

            (b) The Voting Agreement is hereby amended to provide that references therein to the term "Purchaser" shall be references to both Fund II and Fund III.

            (c) The Proxy (as defined in the Voting Agreement) executed and delivered by MGFLP shall be superseded, when executed and delivered by MGFLP, by the form of proxy attached hereto as Exhibit 1, which proxy will be irrevocable to the same extent provided in the Voting Agreement. For all purposes under the Voting Agreement, the form of proxy attached hereto as Exhibit 1, when executed and delivered by MGFLP, will be the "Proxy" as defined, and as such term is used, in the Voting Agreement.

      3. Joinder. In consideration of this Amendment, Fund II hereby agrees to become a party to each of the Voting Agreement, as amended by this Amendment, and shall severally be fully bound by and subject to all of the covenants, terms and provisions of each such agreement as a "Purchaser," and as though an original party thereto.

      4. Miscellaneous. Except as expressly amended and modified hereby, the Voting Agreement is hereby ratified and reaffirmed in all respects and all the terms and provisions thereof shall be and remain in full force and effect. The section and other headings in this Amendment are inserted solely as a matter of convenience and for reference, are not a part of this Amendment, and shall not be deemed to affect the meaning or interpretation of this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflict of laws principles.

      IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Amendment as of the date first above written.

                               WLR RECOVERY FUND II, L.P.

                                  By: WLR Recovery Associates, II
                                      LLC, as its General Partner

                                  By: /s/ David H. Storper
                                      ----------------------------------
                                      David H. Storper
                                      Principal Member

                               WLR RECOVERY FUND III, L.P.

                                  By: WLR Recovery Associates, III
                                      LLC, as its General Partner

                                  By: /s/ David H. Storper
                                      ----------------------------------
                                      David H. Storper
                                      Principal Member

                               MALCOLM GLAZER FAMILY LIMITED PARTNERSHIP

                               MIG, INC., a general partner

                               By: /s/ Malcolm I. Glazer
                                   -------------------------------------
                                   Name: Malcolm I. Glazer
                                   Title: President

                                    Exhibit 1
                                IRREVOCABLE PROXY

      The undersigned stockholder (the "Selling Stockholder") of Zapata Corporation, a Nevada corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes those officers of WLR Recovery Fund II, L.P., a Delaware limited partnership ("Fund II"), and WLR Recovery Fund III, L.P., a Delaware limited partnership ("Fund III" and, together with Fund II, the "Purchaser"), designated by the Purchaser in writing and each of them (collectively, the "Proxyholders") the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to the Zapata Shares, as such term is defined in the Voting Agreement, dated as of September 22, 2005, between Fund III and the Selling Stockholder (as amended as of September 26, 2005, the "Voting Agreement").

      The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Zapata Shares at any time at any and every meeting called, and in any action taken by the written consent of the stockholders of the Company without a meeting, in favor of the sale of the Safety Components Shares by Zapata to Purchaser pursuant to the Stock Purchase Agreement, dated as of September 23, 2005, between the Purchaser and the Company, as amended as of September 26, 2005, and any action in furtherance thereof and against approval of any action, agreement or proposal made in opposition to, or in competition therewith.

      The Proxyholders may not exercise this proxy on any other matter. The Selling Stockholder may vote the Zapata Shares on all such other matters. The proxy granted by the Selling Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Selling Stockholder set forth in Section 4 of the Voting Agreement.

      This proxy supersedes and replaces the proxy executed by the Selling Stockholder and delivered to Fund III on September 23, 2005, and, as such, shall be the "Proxy" (as such term is defined and used) for all purposes under the Voting Agreement. This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Selling Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the stockholders of the Company.

      This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency or liquidation of the undersigned and will be binding upon the successors and assigns of the undersigned (including any transferee of any of the Zapata Shares).

 Dated: September 26, 2005

                               MALCOLM GLAZER FAMILY LIMITED PARTNERSHIP

                               MIG, INC., a general partner

                               By:
                                   -------------------------------------
                               Name:
                               Title:

                                       21